UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 - Material Modification to Rights of Security Holders

On December 18, 2025, SeaStar Medical Holding Corporation (“the Company”) held a special meeting of the shareholders (the "Special Meeting") during which the stockholders approved a 1-for-10 reverse stock split of the Company's common stock (the "Reverse Split"). The Board of Directors of the Company previously approved the Reverse Split subject to stockholder approval. The Reverse Split will be effective as of 12:01 AM Eastern Standard Time on January 2, 2026, and the Company's shares of common stock will begin trading on a split-adjusted basis on the Nasdaq Capital Market on January 2, 2026 under the same symbol "ICU". All stock options and warrants of the Company outstanding immediately prior to the Reverse Split will be proportionally adjusted.

As a result of the Reverse Split, every 10 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share. The Company will not issue any fractional shares in connection with the Reverse Split. Instead, the number of shares will be rounded up to the next whole number. The Reverse Split will not modify the rights or preferences of the common stock. Immediately after the Reverse Split becomes effective, there will be approximately 3.8 million shares of common stock issued and outstanding.

The Company has appointed its transfer agent, Continental Stock Transfer and Trust Company, Inc., to act as exchange agent for the reverse stock split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the Reverse Split and will not be required to take further action in connection with the Reverse Split, subject to brokers' particular processes.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Special Meeting was held virtually on December 18, 2025 at 10:00 a.m., Mountain Time. The following proposals were approved by the stockholders, each by the votes set forth below:

Proposal 1. To approve an Amendment to our Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of the Company's Common Stock at a ratio of 1-for-10, without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board at any time within one year of the date of the Special Meeting without further approval or authorization of stockholders (the "Reverse Stock Split Proposal")

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,454,058	5,600,251	124,514	—

Proposal 2. To approve an Amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock by 25,000,000 to 425,000,000 (the "Authorized Share Proposal")

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,617,183	3,465,583	96,057	—

Proposal 3. To approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or Authorized Share Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,092,841	4,844,571	241,411	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation

		By:	/s/ Eric Schlorff
Date:	December 18, 2025	Name:	Eric Schlorff
		Title:	Chief Executive Officer